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                                                                  EXHIBIT 10.39

                                    ADDENDUM

THIS ADDENDUM TO LEASE AGREEMENT is made this first day of 29th day of May 2003, and entered into by and between J & Lowtree Investors, LLC. ("Landlord") and Simulations Plus, Inc. ("Tenant").

                                    RECITALS

A. Landlord and Tenant have entered into a written lease dated May 14, 1998 the ("lease") and Addendum dated July 7, 1998, and February 26, 2001 ("Addendum"), whereby Landlord leased to Simulations Plus, Inc. ("Tenant') and Tenant leased from Landlord premises located in the County of Los Angeles, State of California, particularly described in the lease.

B. Landlord and Tenant desire to amend the lease.

NOW, THEREFORE, incorporating the foregoing recitals of fact and for valuable consideration, the receipt and sufficiency of which is acknowledged, Landlord and Tenant agree as follows:

         1. Tenant and Landlord agree to extend the ending date of the lease until September 6, 2005. Both parties Acknowledge that Tenant has no remaining options.
         2. Starting September 7, 2003 the base rental rate shall increase annually by four (4) percent.
         3.       Not withstanding any provisions in the lease to the contrary:
         4. Except as set forth above, the lease shall remain unmodified and in full force an effect.
         5. This agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors, assigns and personal representatives.

      "TENANT"
SIMULATIONS PLUS, INC.


   /S/ WALT WOLTOSZ
--------------------------
WALT WOLTOSZ
PRESIDENT & CEO

DATED 06/10/03



        "LANDLORD"
J & LOWTREE INVESTORS, LLC


     /S/ ROB MARTIN
--------------------------
ROB MARTIN
MANAGING MEMBER

DATED 06/14/03